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                                                                    EXHIBIT 4.9



                                PLEDGE AGREEMENT


                  THIS PLEDGE AGREEMENT (this "AGREEMENT") is dated as of February 25, 1998, and is entered into by AMERICAN RESTAURANT GROUP, INC., a Delaware corporation (the "COMPANY"), and each of the undersigned Subsidiaries of the Company (the "SUBSIDIARY PLEDGORS"; the Company and the Subsidiary Pledgors each individually referred to herein as a "PLEDGOR" and collectively as "PLEDGORS"; provided that after the Closing Date, "Pledgors" shall be deemed to include any new subsidiary of any Pledgor which executes an acknowledgment to this Agreement pursuant to Section 7 hereof agreeing to be bound by the terms hereof) in favor of U.S. TRUST COMPANY OF CALIFORNIA, N.A. ("U.S. Trust"), as collateral agent for and representative of (in such capacity referred to herein as "COLLATERAL AGENT") the Secured Parties (as hereinafter defined).


                                    RECITALS

                  WHEREAS, pursuant to that certain Indenture dated as of February 25, 1998 (as supplemented and otherwise amended from time to time, the "Senior Note Indenture"), by and among the Company, the Subsidiary Pledgors, and U.S. Trust as Trustee thereunder (in such capacity, the "Indenture Trustee"), the Company will issue 11.50% Series A senior secured notes (and, in connection with the Exchange Offer as defined in the Senior Note Indenture, the Series B senior secured notes) due on or before 2003 in an aggregate principal amount of up to $155,000,000 (collectively, the "Senior Notes") to the holders thereof (the "Senior Note Holders");

                  WHEREAS, the Company, each of the Subsidiary Pledgors, the lenders listed on the signature pages thereof and BankBoston, N.A., as agent thereunder (the "Agent"), have entered into that certain Credit Agreement (as defined in the Intercreditor Agreement referenced to below and together with any loan documents referred to therein, the "New Credit Facility");

                  WHEREAS, pursuant to a guaranty included in the Senior Note Indenture, the Subsidiary Pledgors have guaranteed the obligations of the Company under the Senior Notes, the Senior Note Indenture and the other documents to which the Company is a party;

                  WHEREAS, the Collateral Agent, the Senior Note Trustee and the Agent have entered into that certain Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement") providing for, among other things, the appointment of the Collateral Agent to administer and enforce the Collateral Documents and Collateral as provided therein;


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                  WHEREAS, it is a condition precedent to the Senior Note
Indenture and the New Credit Facility that Pledgors shall have entered into this Agreement and granted the pledges provided herein;

                  WHEREAS, each Pledgor wishes to grant pledges and security interests in favor of Collateral Agent for the benefit of the Indenture Trustee, the Senior Note Holders, the Agent, the Lenders and the persons who may in the future become secured parties in accordance with the terms of the Intercreditor Agreement(all such beneficially interested parties being the "SECURED PARTIES"); and

                  WHEREAS, the rights and obligations of each of the Secured Parties are further governed by and subject to the Intercreditor Agreement;

                  WHEREAS, each Pledgor is the legal and beneficial owner of (a) the shares of capital stock listed opposite the name of such Pledgor in Part A of Schedule I hereto (the "PLEDGED SHARES"), which shares constitute all of the issued and outstanding shares of capital stock of the corporations named therein and (b) the intercompany indebtedness listed opposite the name of such Pledgor described in Part B of Schedule I issued by the obligors named therein (collectively, the "INTERCOMPANY INDEBTEDNESS");

                  NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the Senior Note Holders to purchase the Senior Notes and to induce the Lenders to make loans and other extensions of credit under the New Credit Facility, Pledgors hereby agree with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

                  SECTION 1. CERTAIN DEFINED TERMS. The following terms as used herein shall have the following meanings:

                  "PLEDGED COLLATERAL" means collectively the Pledged Debt and Pledged Equity.

                  "PLEDGED DEBT" means all of each Pledgor's rights to repayment and other rights with respect to Indebtedness owed from time to time to such Pledgor by the Company or any direct or indirect Subsidiary of the Company including, without limitation, the Intercompany Indebtedness issued to any Pledgor following the date hereof and any other instruments evidencing such Indebtedness, all rights with respect to collateral pledged to secure such Indebtedness and, all instruments, interest, cash and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness and all Proceeds thereof.


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                  "PLEDGED EQUITY" means:

                  (a) the Pledged Shares and the certificates representing the Pledged Shares and any interest of any Pledgor in Security Entitlements (within the meaning of Article 8 of the Uniform Commercial Code), the entries on the books of any securities intermediary pertaining to the Pledged Shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

                  (b) all additional shares of, and all securities convertible into and warrants, options and other rights to purchase, stock of any issuer of the Pledged Shares from time to time acquired by any Pledgor in any manner (which shares shall be deemed to be part of the Pledged Shares), the certificates or other instruments representing such additional shares, securities, warrants, options or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares, securities, warrants, options or other rights;

                  (c) all shares of, and all securities convertible into and warrants, options and other rights to purchase, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of any Pledgor (which shares shall be deemed to be part of the Pledged Shares) and the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of any Pledgor in the entries on the books of any financial intermediary pertaining to such shares, and, subject to Section 8, all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights; and

                  (d) to the extent not covered above, all Proceeds thereof.

                  "PROCEEDS" shall have the meaning assigned that term under the Uniform Commercial Code (the "CODE") as in effect in any relevant jurisdiction or under relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any indemnity or guaranty payable to any Pledgor or any Secured Party from time to time with respect to any of the Pledged Collateral and (ii) any other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral or otherwise receivable or received when the Pledged Collateral is or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary.


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                  SECTION 2. PLEDGE OF SECURITY. Each Pledgor hereby pledges to
Collateral Agent and grants to Collateral Agent, for its benefit and for the ratable benefit of the Secured Parties, a first priority security interest in the Pledged Equity and Pledged Debt.

                  SECTION 3. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), or any successor provision thereto), of all Secured Obligations to the extent and as provided in Section 2 hereof, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred and all or any portion of such obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Collateral Agent or Secured Parties as a preference, fraudulent transfer or otherwise (all such obligations being the "UNDERLYING DEBT"), and all obligations or liabilities of every nature of Pledgors now or hereafter existing under this Agreement (all such obligations of Pledgors, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                  SECTION 4. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or, as applicable, shall be accompanied by the applicable Pledgor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. If an Event of Default shall have occurred and be continuing, Collateral Agent shall have the right, at any time in its discretion and without notice to any Pledgor, to transfer to or to register in the name of Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 8(a) hereof. In addition, Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants as follows:

                  (a) Pledged Equity and Pledged Debt. All of the Pledged Shares pledged by such Pledgor have been duly authorized and validly issued and are fully paid and nonassessable. All of the Pledged Debt pledged by such Pledgor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof (except as may be limited by bankruptcy, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally or by general principles of equity relating to enforceability), and is not in default. The Pledged Shares constitute all of the issued and outstanding shares of each issuer thereof and there are no outstanding options, warrants, rights to subscribe, stock purchase rights or other agreements outstanding with


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respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares. The Pledged Debt constitutes all of the issued and outstanding Intercompany Indebtedness owing to such Pledgor by the Company or any direct or indirect Subsidiary of the Company.

                  (b) Ownership of Pledged Collateral. Such Pledgor is the legal, record and beneficial owner of the Pledged Collateral pledged by such Pledgor free and clear of any Lien except for the security interest created by this Agreement.

                  (c) Consents. No consent of any other party (including, without limitation, stockholders or creditors of such Pledgor or any Person under any contractual obligation of such Pledgor) and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by such Pledgor of the Pledged Collateral pledged by such Pledgor pursuant to this Agreement and the grant by such Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except (x) those which have been obtained or made (y) as may be required in connection with a disposition of Pledged Collateral by laws affecting the offering and sale of securities generally).

                  (d) Perfection. The pledge and delivery to Collateral Agent of the Pledged Collateral pursuant to this Agreement creates a valid and perfected security interest of Collateral Agent, on behalf of the Secured Parties, in the Pledged Collateral of such Pledgor, securing the payment of the Secured Obligations, with the priority set forth herein, and all actions necessary or desirable to perfect and protect such security interest have been duly taken.

                  (e) Regulations G, T, U and X. The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  SECTION 6. CERTAIN COVENANTS. Each Pledgor hereby covenants that, until the Secured Obligations have been indefeasibly paid in full, such Pledgor will:

                  (a) not, (i) except as permitted by each of the agreements governing the Underlying Debt from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility), sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged hereunder by such Pledgor, (ii) create or permit to exist any Lien upon or with respect to any of Pledged Collateral, except for the security interest under this Agreement or
(iii) permit, except as permitted by each of the agreements governing the Underlying Debt from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility), any issuer of Pledged Shares to merge or consolidate with any Person;


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provided, however, that in the event any Pledged Collateral is sold, transferred or otherwise disposed of in any transaction permitted by each of the Senior Note Indenture and the New Credit Facility (as long as all such agreements are in effect, otherwise by whichever agreements remain in effect), such Pledged Collateral shall, concurrently therewith, be automatically released from the lien and security interest under this Agreement and the Collateral Agent shall, at such Pledgor's expense, execute and deliver to such Pledgor such documents as the Pledgor shall reasonably request to evidence such release; provided that arrangements satisfactory to the Collateral Agent have been made for delivery to it of the amounts, if any, required to be paid to the Secured Parties out of the net proceeds of such disposition;

                  (b) (i) cause each issuer of Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Shares, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock of any Person which, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Pledgor;

                  (c) (i) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of additional indebtedness from time to time owed (directly or indirectly) to such Pledgor by any direct or indirect Subsidiary of the Company, and (ii) pledge hereunder, immediately upon their issuance, any and all instruments or other evidences of indebtedness from time to time owed (directly or indirectly) to such Pledgor by any Person that after the date of this Agreement becomes, as a result of any occurrence, a direct or indirect Subsidiary of such Pledgor; and

                  (d) promptly deliver to Collateral Agent all written notices received by it with respect to the Pledged Collateral.

                  SECTION 7. FURTHER ASSURANCES; PLEDGE AMENDMENTS.

                  (a) Each Pledgor agrees that at any time and from time to time, at the expense of Pledgors, Pledgors shall promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                  (b) Each Pledgor further agrees that it will, upon obtaining any additional shares of stock or other securities required to be pledged hereunder as provided in Section 6(b) or (c) hereof, promptly (and in any event within five Business Days) deliver to Collateral Agent a Pledge Amendment, duly executed by such Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT"), in respect of the additional Pledged Shares or Pledged Debt to be pledged pursuant to this Agreement. Each Pledgor hereby


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authorizes Secured Party to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares or Pledged Debt listed on any Pledge Amendment delivered to Secured Party shall for all purposes hereunder be considered Pledged Collateral.

                  (c) Each Pledgor further agrees that it will cause any direct or indirect Subsidiary acquired or created after the Closing Date promptly after such acquisition or creation of such new Subsidiary (in any event within five
(5) Business Days after the date such acquisition or creation, as the case may
be) to deliver to Collateral Agent an acknowledgment duly executed by such new Subsidiary in substantially the form of Schedule III hereto (a "PLEDGE ACKNOWLEDGMENT").

                  SECTION 8. VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) So long as no Event of Default (as defined below) shall have occurred and be continuing:

                  (i) Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of any of the agreements governing the Underlying Debt secured hereby from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility). It is understood, however, that neither (A) the voting by Pledgors of any Pledged Shares for or Pledgors' consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) Pledgors' consent to or approval of any action otherwise permitted under each of the agreements governing the Underlying Debt secured hereby from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility) shall be deemed inconsistent with the terms of any of the agreements governing the Underlying Debt secured hereby from time to time in effect (including without limitation and the Senior Note Indenture and the New Credit Facility) within the meaning of this
         Section 8(a)(i), and no notice of any such voting or consent need be given to Collateral Agent.

                  (ii) Pledgors shall be entitled to receive and retain, and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                       (A) dividends and interest paid or payable other than
                  in cash in respect of, and instruments and other property (other than cash) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                       (B) dividends and other distributions paid or payable
                  in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution (except any distribution upon liquidation to another


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                  Pledgor to the extent permitted under each of the agreements governing the Underlying Debt secured hereby from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility)), or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                       (C) cash paid, payable or otherwise distributed in
                  respect of principal or in redemption of or in exchange for any Pledged Collateral,

         shall be, and shall forthwith be delivered to Collateral Agent to hold as, Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements).

                  (iii) Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to appropriate Pledgor all such proxies, dividend payment orders and other instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                  (i) Upon written notice from Collateral Agent to the Company, all rights of Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to
         Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the right to exercise such voting and other consensual rights.

                  (ii) All rights of Pledgors to receive the dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) shall cease, and all such rights shall thereupon become vested in Collateral Agent who shall thereupon have the right to receive and hold as Pledged Collateral such dividends and interest payments which shall, upon written notice from Collateral Agent, be paid to Collateral Agent.

                  (iii) All dividends, principal and interest payments which are received by any Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall forthwith be paid over to Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).


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                  (c) In order to permit Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
Section 8(b)(i) hereof and to receive all dividends and other distributions which it may be entitled to receive under Section 8(a)(ii) hereof or Section 8(b)(ii) hereof, Pledgors shall promptly execute and deliver (or cause to be executed and delivered) to Collateral Agent all such proxies, dividend payment orders and other instruments as Collateral Agent may from time to time reasonably request.

                  SECTION 9. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. Each Pledgor hereby irrevocably appoints Collateral Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Collateral Agent's reasonable discretion to take any action and to execute any instrument, including but not limited to financing and continuation statements, which Collateral Agent may deem necessary or advisable, subject to the terms and conditions of this Agreement, to accomplish the purposes of this Agreement, including, without limitation, (a) to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and (b) if an Event of Default shall have occurred and be continuing, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral, and to file any claims or take any action or institute any proceedings which Collateral Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or to enforce the rights of Collateral Agent with respect to any of the Pledged Collateral.

                  SECTION 10. COLLATERAL AGENT MAY PERFORM. If any Pledgor fails to perform any agreement contained herein, Collateral Agent may, upon thirty days' notice to the Pledgors (unless otherwise expressly set forth in this Agreement or an Event of Default shall have occurred and be continuing, in which case, no notice shall be required) itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Pledgors under Section 16(b) hereof.

                  SECTION 11. STANDARD OF CARE. The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose on it any duty to exercise such powers. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent accords its own property consisting of negotiable securities, it being understood that Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Pledged Collateral) to preserve rights against any parties with respect to any Pledged Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any


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guarantee therefor, or any part thereof, or any of the Pledged Collateral or (d)
initiating any action to protect the Pledged Collateral against the possibility of a decline in market value.

                  SECTION 12. EVENTS OF DEFAULT. The occurrence of any "EVENT OF DEFAULT" as defined in any of the agreements governing the Underlying Debt secured hereby from time to time in effect (including without limitation the Senior Note Indenture and the New Credit Facility) shall constitute an Event of Default under this Agreement.

                  SECTION 13. REMEDIES UPON DEFAULT.

                  (a) Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

                  (i) Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code as in effect in the State of New York (or any other state with jurisdiction over the Pledged Collateral) at that time, and Collateral Agent may also in its sole discretion, without notice (except as specified below), sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Collateral Agent may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgors agree that, to the extent notice of sale shall be required by law, at least ten days' notice to Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more


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         than one offeree. If the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay all the Secured Obligations, Pledgors shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency.

                  (ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.

                  (iii) If Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, Pledgors shall and shall cause each issuer of any Pledged Shares to be sold hereunder from time to time to furnish to Collateral Agent all such information as Collateral Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (b) Decisions Relating to Exercise of Remedies. Notwithstanding anything in this Agreement to the contrary, as provided in the Intercreditor Agreement, the Collateral Agent shall exercise, or shall refrain from exercising any remedy provided in Section 8(b)(i) and Section 13(a) hereof in accordance with the instructions of the Requisite Party (as defined in the Intercreditor Agreement) and the Secured Parties shall be bound by such instructions; and sole rights of the Secured Parties under this Agreement shall be to be secured by the Pledged Collateral as provided herein and to receive the payments provided for in Section 14 hereof.

                  SECTION 14. APPLICATION OF PROCEEDS. All Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Collateral Agent, be held by Collateral Agent as Pledged Collateral for, and/or then or at any time thereafter applied in whole or in part by Collateral Agent against the Secured Obligations in the following order of priority:

                  FIRST: To the payment of all costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith and all amounts for which the Collateral Agent is entitled to indemnification hereunder and all advances made by the Collateral Agent hereunder for the account of Pledgors or for the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 16 hereof;

                  SECOND: With respect to Proceeds received in respect of the Pledged Collateral and Proceeds thereof, to the payment in full of all Secured Obligations in accordance with Section 4 of the Intercreditor Agreement; and

                  THIRD: To the payment to or upon the order of Pledgors, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  SECTION 15. COLLATERAL AGENT. Collateral Agent has been appointed as Collateral Agent hereunder pursuant to the Intercreditor Agreement. Collateral Agent shall be obligated and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral) solely in accordance with the Intercreditor Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided for resignation and appointment of a successor in the Intercreditor Agreement. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement and shall deliver any Collateral in its possession to the successor Collateral Agent. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

                  SECTION 16. INDEMNITY AND EXPENSES.

                  (a) Pledgors jointly and severally agree to indemnify Collateral Agent, each Secured Party and each of the officers, directors, agents, employees and affiliates of each of them (each an "INDEMNITEE"), from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agree-

ment), except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the Indemnitee seeking indemnification.

                  (b) Pledgors will upon demand pay to Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Collateral Agent hereunder or (iv) the failure by any Pledgor to perform or observe any of the provisions hereof.

                  SECTION 17. WAIVERS OF PLEDGORS.

                  (a) Each Pledgor hereby waives any right to require Collateral Agent to: (i) proceed against the Company, any guarantor of any of the Secured Obligations or any other person or entity; (ii) proceed against or exhaust any other security held from any other person or entity; (iii) give notice to any Pledgor of the terms, time and place of any public or private sale of the Pledged Collateral or any other security, or otherwise comply with Section 9504 of the Code; (iv) pursue any other remedy in Collateral Agent's power; or (v) except as otherwise expressly provided herein, make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations or in connection with the creation of new or additional Secured Obligations;

                  (b) Each Pledgor waives any defense arising by reason of: (i) any disability or other defense of the Company, any other Pledgor or any other entity, including, without limitation, any defense based on or arising out of the unenforceability of any of the Secured Obligations, legal or equitable discharge of the Secured Obligations or this Agreement or any statute of limitations affecting such Pledgor's liability hereunder or the Company's liability under the Senior Note Indenture or the enforcement hereof or thereof;
(ii) the cessation from any cause whatsoever, other than payment in full, of the Secured Obligations or the release or substitution of any sureties or guarantors of the Secured Obligations; (iii) any act or omission by Collateral Agent which directly or indirectly results in or aids the discharge of any Pledgor or any of the Secured Obligations by operation of law or otherwise; (iv) the release of any other collateral securing the Secured Obligations or the failure by Collateral Agent to perfect or maintain the perfection of any such other collateral; (v) any modification of the Secured Obligations, in any form whatsoever, including, but not limited to the renewal, extension, acceleration or other change in the time for payment of the Secured Obligations, and any change in the terms of the Secured Obligations, including, but not limited to, any increase or decrease of the rate of interest on the Secured Obligations; and
(vi) any law limiting the liability of or exonerating guarantors or sureties;
and

                  (c) until all the Secured Obligations shall have been paid in full, and all commitments to lend under the New Credit Facility shall have been terminated and all letters of credit issued, extended or renewed thereunder shall have been cancelled or rescinded, each Pledgor waives any right to enforce any remedy which Collateral Agent now has or may hereafter have against any person or entity guaranteeing or securing the Secured Obligations, and waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Collateral Agent for the Secured Obligations.

                  SECTION 18. CONTINUING SECURITY INTEREST; TRANSFER OF INDEBTEDNESS. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments to extend credit under the New Credit Facility, the cancellation or expiration of all outstanding letters of credit, (b) be binding upon each Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and each Secured Party and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), subject to the provisions of the Senior Note Indenture and the New Credit Facility, each Secured Party may assign or otherwise transfer any Indebtedness held by it to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to a Secured Party herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments to extend credit under the New Credit Facility, the cancellation or expiration of all outstanding letters of credit, each Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Collateral Agent, of such of the Pledged Collateral pledged by such Pledgor hereunder as shall not have been sold or otherwise applied pursuant to the terms hereof.

                  SECTION 19. NO WAIVER BY SECURED PARTY; AUTHORITY OF PLEDGORS. No failure on the part of Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative to the fullest extent permitted by law and are not exclusive of any remedies provided by law. It is not necessary for Collateral Agent to inquire into the powers of any Pledgor or the officers, directors or agents acting or purporting to act on behalf of any of them.

                  SECTION 20. AMENDMENT, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgors and the Collateral Agent on behalf of the Requisite Party (as defined in the Intercreditor Agreement), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  SECTION 21. ADDRESSES FOR NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person, upon receipt (in the case of telecopy or telex) or four business days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that any notice sent to Collateral Agent shall not be effective until received. For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 21) shall be as set forth under each party's name on the signature pages hereof.

                  SECTION 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein, terms defined in Article 9 of the Code are used herein as therein defined.

                  SECTION 23. SEVERABILITY. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdictions, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 24. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings brought against any Pledgor with respect to this Agreement may be brought in any state or federal court of competent jurisdiction sitting in New York, New York, and by execution and delivery of this Agreement, each Pledgor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Pledgor designates and appoints The Prentice-Hall Corporation System, Inc., 15 Columbus Circle, New York, New York 10023 and such other Persons as may hereafter be selected by such Pledgor irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any court in New York, New York, such service being hereby acknowledged by such Pledgor to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to such Pledgor at its address referred to in Section 21 hereof, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by any Pledgor refuses to accept service, such Pledgor hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent to bring proceedings against any Pledgor in the courts of any other jurisdiction.

                  SECTION 25. WAIVER OF JURY TRIAL. Each Pledgor and Collateral Agent hereby agree to waive their respective rights to jury trial of any claim or cause of action based upon or arising out of this Agreement. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. Each Pledgor and the Collateral Agent each acknowledge that this waiver is a material inducement for such Pledgor and the Collateral Agent to enter into a business relationship, that each Pledgor and the Collateral Agent have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each Pledgor and the Collateral Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.

                  SECTION 26. MARSHALING; PAYMENTS SET ASIDE. Collateral Agent shall not be under any obligation to marshal any assets in favor of any Pledgor or any other party or against or in payment of any or all of the Secured Obligations. To the extent that any Pledgor makes a payment or payments to Collateral Agent or Collateral Agent enforces its security interests or exercises its rights of setoff, and such payment or payments or proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 27. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

                  SECTION 28. COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same Agreement.

                  IN WITNESS WHEREOF, Pledgors have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                        "PLEDGORS"

                                        AMERICAN RESTAURANT GROUP,
                                        INC., a Delaware corporation

                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer

                                        ARG ENTERPRISES, INC.,
                                        a California corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer


                                        ARG PROPERTY MANAGEMENT
                                        CORPORATION, a California corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer


                                        GRANDY'S, INC.,
                                        a California corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer

                                        SPECTRUM FOODS, INC.,
                                        a California corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer


                                        LOCAL FAVORITE, INC.,
                                        a California corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer


                                        SPOONS RESTAURANTS, INC.,
                                        a Texas corporation


                                        By: /s/ William J. McCaffrey Jr.
                                            ------------------------------------
                                        Title: Vice President and
                                                 Chief Financial Officer

                                        NOTICE ADDRESS FOR PLEDGORS:

                                        450 Newport Center Drive
                                        Newport Beach, California  92660
                                        Attention:  Chairman and Chief
                                                      Executive Officer



                                        WITH COPIES TO:

                                        Patrick J. Kelvie, Esq.
                                        American Restaurant Group, Inc.
                                        4410 El Camino Real, Suite 201
                                        Los Altos, California  94022

                                        and

                                        Philip T. Ruegger III, Esq.
                                        Simpson Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, New York  10017

                                        "COLLATERAL AGENT"

                                        U.S. TRUST COMPANY OF CALIFORNIA,
                                        N.A., AS COLLATERAL AGENT


                                        By: /s/
                                            ------------------------------------

                                        Title: Authorized Officer
                                               ---------------------------------


                                        NOTICE ADDRESS:

                                        515 South Flower St., Suite 2700
                                        Los Angeles, California 90071
                                        Attention: Corporate Trust Department

                                   SCHEDULE I
                             to the Pledge Agreement

                  Attached to and forming a part of the Pledge Agreement dated as of February 25, 1998 between Pledgors and U.S. Trust Company of California, N.A., as Collateral Agent.

                                     Part A

Pledgor:  American Restaurant Group, Inc.


                                                                                        Issued and
                                                          Stock                        Outstanding          Number of
                                        Class of       Certificate         Par          Number of            Shares
Stock Issuer                             Stock             Nos.           Value           Shares             Pledged
------------                            --------       -----------        -----        -----------          ---------
ARG Enterprises, Inc.                    Common              3            10.00           10,000              10,000
ARG Property                             Common              3            10.00              100                 100
 Management
 Corporation
Grandy's, Inc.                           Common              2             1.00            1,000               1,000
Spectrum Foods, Inc.                     Common             85            10.00            1,000               1,000
Spoons Restaurants, Inc.                 Common              5             1.00            1,000               1,000
Local Favorite, Inc.                     Common              1                0              100                 100

Pledgor:  ARG Enterprises, Inc.


                                                                               Issued and
                                                 Stock                         Outstanding       Number of
                           Class of           Certificate         Par           Number of         Shares
Stock Issuer                Stock                 Nos.           Value           Shares           Pledged
------------               --------           -----------        -----         -----------       ---------
Black Angus                Common                  5              -0-               1                1
 Enterprises of
 Idaho, Inc.

                                     Part B



Debt Issuer                           Payee               Amount of Indebtedness
-----------                           -----               ----------------------

                                     [None]

                                   SCHEDULE II
                             to the Pledge Agreement


                           [FORM OF PLEDGE AMENDMENT]

                  This Pledge Amendment, dated _______, 19__, is delivered pursuant to Section 7 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement dated February 25, 1998, between the American Restaurant Group, Inc. and its Subsidiaries who are signatories thereto and U.S. Trust Company of California, N.A., as Collateral Agent (the "Pledge Agreement"; capitalized terms defined therein being used herein as therein defined) and that the [Pledged Shares]/[Pledged Debt] listed on this Pledge Amendment shall be deemed to be part of the [Pledged Shares]/[Pledged Debt] and shall become part of the Pledged Collateral and shall secure the Secured Obligations as provided in the Pledge Agreement.

                                               [PLEDGOR]

                                               By:______________________
                                               Title:___________________


                                                                       Issued and
                                        Stock                          Outstanding       Number of
                     Class of        Certificate          Par           Number of         Shares
Stock Issuer          Stock              Nos.            Value            Shares          Pledged
------------         --------        -----------         -----         -----------       ---------








Debt Issuer                                               Amount of Indebtedness

                                  SCHEDULE III
                             to the Pledge Agreement


                   [FORM OF ACKNOWLEDGMENT OF NEW SUBSIDIARY]


                  Reference is hereby made to the Pledge Agreement dated as of February 25, 1998 (the "Pledge Agreement") among American Restaurant Group, Inc. and its Subsidiaries who are signatories thereto and U.S. Trust Company of California, N.A., as Collateral Agent in which this Acknowledgment and its attachments are incorporated.

                  The undersigned is a new Subsidiary and, as such, is required to pledge its Pledged Shares and its Pledged Debt to secure the Secured Obligations (all as defined in the Pledge Agreement) as provided in the Pledge Agreement. The undersigned hereby represents and warrants (a) that it is the legal and beneficial owner of the shares of capital stock described in Part A of
Schedule 1 hereto which shares constitute all of the issued and outstanding shares of all classes of capital stock of the Subsidiary or Subsidiary so listed and (b) that it is legal and beneficial owner of the indebtedness described in Part B of said Schedule 1.

                  The undersigned acknowledges the terms of the Pledge Agreement and agrees to be bound thereby.

                                                  [NEW SUBSIDIARY]

                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------

                                                  Notice Address:

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------


                                      III-1

                                   SCHEDULE 1
                     to the Acknowledgment to New Subsidiary


PART A:  Capital Stock of Subsidiaries








PART B:  Indebtedness owned by new Subsidiary


                                       I-1